Exhibit 99.2

NCO GROUP, INC.

NOTICE OF GUARANTEED DELIVERY

FOR

OFFER TO EXCHANGE

$165,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR FLOATING RATE SENIOR NOTES DUE 2013 AND $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 11.875% SENIOR SUBORDINATED NOTES DUE 2014, EACH OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF OUR OUTSTANDING FLOATING RATE SENIOR NOTES DUE 2013 AND ANY AND ALL OF OUR OUTSTANDING 11.875% SENIOR SUBORDINATED NOTES DUE 2014, RESPECTIVELY.

THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007 (THE “EXPIRATION TIME”) UNLESS EXTENDED.

NCO Group, Inc. (the “Company”) and the subsidiary guarantors, are offering to exchange, pursuant to the Prospectus, dated                     , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), an aggregate principal amount of up to $165,000,000 of the Floating Rate Senior Notes due 2013 and $200,000,000 of the 11.875% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, as amended (collectively, the “Exchange Notes”), for any and all of the outstanding Floating Rate Senior Notes due 2013 and 11.875% Senior Subordinated Notes due 2014, (collectively, the “Outstanding Notes”) in principal amount of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the “Exchange Offers”).

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offers if (1) certificates for the Company’s Outstanding Notes are not immediately available, (2) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Time or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Time. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the Exchange Agent, as set forth below, prior to the Expiration Time, and must include a signature guarantee by an “Eligible Guarantor Institution” as set forth below. See “The Exchange Offers—Procedures for Tendering” in the Prospectus.

The Exchange Agent is:

THE BANK OF NEW YORK

For Delivery by Registered or Certified Mail; Hand Delivery or Overnight Courier:

The Bank of New York

101 Barclay Street

Floor 8 West

New York, New York 10286

Fax: 212-298-1915

For Information or Confirmation by Telephone:

212-815-5098

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes (as defined above) indicated below pursuant to the Exchange Offers (as defined above), upon the terms and subject to the conditions contained in the Prospectus (as defined above) and the accompanying Letter of Transmittal (as defined above), receipt of which is hereby acknowledged.

The undersigned understands that the exchange of Outstanding Notes for Exchange Notes (as defined above) pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (i) such Outstanding Notes (or a book-entry confirmation of the transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)), and (ii) the Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Notes, properly completed and executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted agent’s message. The term “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent, and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgement from each participant tendering Outstanding Notes stating that the participant has received and agrees to be bound by the Letter of Transmittal, and that the Company may enforce the Letter of Transmittal against such participant.

All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Outstanding Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, legal representatives, personal representatives, successors and assigns of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and Address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered*

*	May be tendered only in a denomination equal to $2,000 or in integral multiples of $1,000 thereafter in principal amount.

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

SIGN HERE

Name of Registered Holder:

Signature(s):

Name(s) (please print):

Address(es) (including zip code(s)):

Telephone Number(s) (including area code(s)):

Date:

Must be signed by the registered holder(s) of Outstanding Notes exactly as their name(s) appear(s) on certificate(s) for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his, her or its full title below.

Name(s):

Name(s) (please print):

Capacity (full title), if signing in a fiduciary or representative capacity:

Address(es) (including zip code(s)):

Telephone Number(s) (including area code(s)):

Date:

Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address specified herein or to your broker, dealer, commercial bank, trust company or other nominee.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at the address set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an agent’s message (as defined in the Prospectus) in lieu thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Time (as defined in the Letter of Transmittal).

The undersigned acknowledges that no tender is complete unless the Exchange Agent receives all necessary documents within three New York Stock Exchange trading days after the Expiration Time and that the failure to deliver the necessary documents within such time period may result in financial loss to the undersigned.

Name of Firm:
(Authorized Signature)

Address:	Title:

Area Code and Telephone No.:	Name:
(Please type or print)

Date:

NOTE:	DO NOT SEND CERTIFICATES FOR THE OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS.

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